UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 29, 2022

Right On Brands, Inc.
(Exact name of small business issuer as specified in its charter)

Nevada	45-1994478
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

6501 Dalrock Rd., Ste. 100, Rowlett, Texas 75089
(Address of principal executive offices)

(214) 736-7252
(Issuer’s telephone number)

______________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

REMOVAL OF DIRECTORS

In accordance with Nevada Revised Statutes §§ 78.320 and 78.335, the shareholders of Right On Brands, Inc. voted in favor of removing A. David Youssefyeh and David Lewis as directors of the Company by an affirmative vote of 67.8%. The shareholders’ action is effective July 29, 2022; a copy of the report on the shareholders’ action is provided herewith as an exhibit.

The remaining director, Jerry Grisaffi, immediately voted to remove Mr. Youssefyeh as the Chief Financial Officer of the Company, in accordance with its By-Laws. Mr. Grisaffi’s action as the sole director ratified the Board’s action on July 26, 2022, in which Mr. Grisaffi and Mr. Lewis voted to remove Mr. Youssefyeh as CFO. Mr. Youssefyeh objected to his removal and, upon threat of litigation, Mr. Lewis withdrew his vote in favor of removal.

On July 26, 2022, the Company commenced a civil action against Mr. Youssefyeh in Dallas County District Court, alleging breaches of fiduciary duties of care and loyalty, and seeking declaratory and injunctive relief.

SECTION 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99	Resolution and Report of Shareholder Vote
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Right On Brands, Inc.

/s/ Jerry Grisaffi
Jerry Grisaffi Chief Executive Officer Date: July 29, 2022

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